Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULE 13A-14(A)

I, Michael Carrosino, certify that:

1.     I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Heritage Distilling Holding Company, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2025

By:	/s/ Michael Carrosino
	Name:	Michael Carrosino
	Title:	Chief Financial Officer